UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HUDSON VALLEY HOLDING CORP.
(Exact name of registrant as specified in its charter)

New York	13-3148745
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21 Scarsdale Road, Yonkers, New York	10707
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

Common Stock, par value $0.20 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-161165
Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock, par value $0.20 per share (the “Common Stock”), of Hudson Valley Holding Corp. (the “Registrant”) to be registered hereunder, is set forth under the headings “Description of Capital Stock” and “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-161165) filed with the Securities and Exchange Commission on August 7, 2009, as amended on August 17, 2009 and August 21, 2009, including any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 for the purpose of updating such description, which description is incorporated herein by reference and made part of this Registration Statement on Form 8-A in its entirety.
Item 2. Exhibits.
     No exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the Common Stock registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: September 11, 2009

HUDSON VALLEY HOLDING CORP.
By:	/s/ Stephen R. Brown
Stephen R. Brown
Senior Executive Vice President and Chief Financial Officer

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